Exhibit 10.7.2

Corporate Office 1340 Treat Blvd., Suite 600 Walnut Creek, CA 94597 (925) 948-4000 Fax (925) 287-0601

TO:	Sonny Pennington

FROM:	Bill Brown

DATE:	7/1/08

RE:	Modification and Extension of February 27, 1998 Employment Agreement and Non-Competition Agreement, as amended June 2, 2003 and April 10, 2006 (this “Amendment”)

Dear Sonny:

Per our recent discussions, this Amendment modifies and extends your February 27, 1998 Employment Agreement, as amended June 2, 2003 and April 10, 2006 (as amended, the “Employment Agreement”) and your February 27, 1998 Non-Competition Agreement, as amended June 2, 2003 and April 10, 2006 (as amended, the “Non-Competition Agreement”), as follows:

1)	During the period from July 1, 2008 through February 28, 2012 (the “Term”), you will continue in your role as “Director of Special Projects” for the Corporate Division of Central Garden and Pet Company (the “Company”).

2)	Effective as of July 1, 2008, your base salary will be $190,000 annually. You will be expected to work a maximum of 650 hours per year (including travel time and Board Meeting time).

3)	If you become physically or mentally disabled or incapacitated as set forth in Paragraph 6 of the Employment Agreement, then your employment with the Company shall terminate and you shall receive 48% of the base salary you would have been entitled to for the remainder of the Term.

4)	If you are terminated for any reason as set forth in Paragraph 7 of the Employment Agreement (including, without limitation, death), then you shall receive a lump sum payment equal to 48% of the base salary you would have been entitled to for the remainder of the Term.

5)	The Non-Competition Agreement will terminate two years after the end of your employment with the Company.

6)	This Amendment will be governed and construed in accordance with the laws of the State of Georgia.

7)	Except as herein modified (or modified by the June 2, 2003 amendment or the April 10, 2006 amendment), the terms and provisions of the Employment Agreement and Non-Competition Agreement will remain in full force and effect.

Sonny Pennington

July 1, 2008

Page Two

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first written above.

/s/ William E. Brown	/s/ Brooks M. Pennington III
William E. Brown	Brooks M. Pennington, III
Chairman Central Garden & Pet Company

Attachments:

Modification and Extension of February 27, 1998 Employment Agreement and Non-Compete Agreement, dated April 10, 2006

Modification and Extension of February 27, 1998 Employment Agreement and Non- Compete Agreement, effective June 2, 2003

Employment Agreement dated February 27, 1998

Non-Competition Agreement dated February 27, 1998

cc:	John Seegal